UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 23, 2017
GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35376 (Commission File Number)	77-0312442 (IRS Employer Identification No.)

1776 Lincoln Street, Suite 1300
Denver, Colorado 80203
(Address of principal executive offices, zip code)
(303) 640-3838
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2017, Glowpoint Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers relating to the offer and sale of 2,800 shares (the “Shares”) of 0% Series B convertible preferred stock, par value $0.0001 per share (the “Series B Preferred”), the terms of which are set forth in the Certificate of Designations (as defined below). Each Share will be sold for its stated value of $1,000. The net proceeds, after estimated expenses of the offering payable by the Company, are estimated to be $2,325,000. The Company expects to use the net proceeds from the offering for general corporate purposes. The offering is expected to close on October 24, 2017, subject to the satisfaction of customary closing conditions.

The Shares were offered and will be sold pursuant to a prospectus supplement dated October 23, 2017 and an accompanying base prospectus dated January 28, 2016 in the Company’s existing shelf registration statement on Form S-3 (333-209013) that was declared effective by the Securities and Exchange Commission on January 28, 2016. The Company is filing as Exhibit 5.1 to this Current Report an opinion and consent of Faegre Baker Daniels LLP, special legal counsel to the Company, issued to the Company as to the validity of the Shares being offered by the Company registered pursuant to the registration statement.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and provides for indemnification of the Purchasers against certain liabilities, including liabilities incurred as a result of or relating to any breach of the representations, warranties, covenants or agreements made by the Company in the Purchase Agreement. The Company also has agreed to provide the Purchasers a right of participation for up to 100% of any future offering of its common stock or other securities or equity linked debt obligations for 24 months following the closing date. In addition, the Company has agreed, within 60 days after the closing date, to expand the size of the board to six members and to appoint a new independent director agreeable to the lead investor in the offering (the “Lead Investor”). Subject to limited exceptions, for as long as at least 333 shares of Series B Preferred remain outstanding and unconverted (subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations and subdivisions or similar events occurring after the date of the Purchase Agreement with respect to the Series B Preferred), the Company shall not issue any common stock or convertible securities (or modify any of the foregoing that may be outstanding) to any person, or incur any debt, without the express written consent of the Lead Investor.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, (ii) are qualified by information in disclosure schedules delivered to the Purchasers in connection with the signing of the Purchase Agreement and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the form of Purchase Agreement filed herewith as Exhibit 10.1, which is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation to purchase, any securities of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2017, the Company expects to file a Certificate of Designations, Preferences and Rights of the Series B Preferred (the “Certificate of Designations”) with the Secretary of State of the State of Delaware amending its Certificate of Incorporation to establish the Series B Preferred and the number, relative rights, preferences and limitations thereof. Pursuant to the Certificate of Designations, 2,800 shares of preferred stock have been designated as Series B Preferred, and each of the shares of Series B Preferred (the “Preferred Shares”) initially is convertible, at the election of the holder, into a number of shares of the Company’s common stock equal to the stated value of the Preferred Share, which is $1,000, subject to specified adjustments, plus any accrued and unpaid dividends thereon (collectively, the “Base Amount”), divided by the Conversion Price, which is $0.28 per share, subject to specified adjustments (the “Conversion Price”). Based on the initial Conversion Price, approximately 10,000,000 shares of common stock would be issuable upon conversion of all of the Shares to be sold pursuant to the Purchase Agreement. A holder of Preferred Shares shall have no right to convert any portion of the Preferred Shares to the extent that, after giving effect to such conversion, the holder would beneficially own in excess of 4.99% (or, at the election of a holder after providing 61 days’ prior written notice to the Company, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion.
Holders of Preferred Shares shall be entitled to receive dividends when and as declared by the Company’s board of directors, from time to time, and shall participate on an “as converted” basis with all dividends declared on the Company’s common stock.
Upon the Company’s liquidation, the holders of Preferred Shares are entitled to receive in cash out of the assets of the Company, after payment of the liquidation preference for any outstanding shares of senior preferred stock (including the Company’s outstanding Series A-2 preferred stock), but before any amount is paid to the holders of any of shares of junior stock and pari passu with any parity stock then outstanding, an amount per share equal to the greater of (1) the Base Amount and (2) the amount per share such holder would receive if such holder converted the Preferred Share into common stock immediately prior to the date of such payment.
Except as required by law or the Company’s Certificate of Incorporation, including certain protective provisions in the Certificate of Designations, holders of Preferred Shares have the same voting rights as holders of common stock, voting together as one class on an as-converted basis, subject to beneficial ownership limitations.
For as long as at least 333 Preferred Shares (subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations and subdivisions or similar events occurring after the date of the Purchase Agreement with respect to the Series B Preferred) remain outstanding and unconverted, the Company shall not issue any common stock or convertible securities (or modify any of the foregoing that may be outstanding) to any person, or incur any debt, without the express written consent of the Lead Investor.
The terms of the Series B Preferred are more fully set forth in the Certificate of Designations. A copy of the Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On October 23, 2017 the Company issued a press release announcing the pricing of the offering. The press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of the 0% Series B Convertible Preferred Stock.

5.1	Opinion of Faegre Baker Daniels LLP.

10.1	Form of Purchase Agreement by and among Glowpoint, Inc. and each purchaser identified on the signature pages thereto.

23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).

99.1	Press Release of Glowpoint, Inc. dated October 23, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.
Date: October 23, 2017	By:	/s/ Peter Holst
Name: Peter Holst
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations of the 0% Series B Convertible Preferred Stock.

5.1	Opinion of Faegre Baker Daniels LLP.

10.1	Form of Purchase Agreement by and among Glowpoint, Inc. and each purchaser identified on the signature pages thereto.

23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).

99.1	Press Release of Glowpoint, Inc. dated October 23, 2017.

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